Exhibit 99
MEREDITH DELIVERS RECORD FISCAL 2017 2nd QUARTER AND 1st HALF RESULTS

Political and Digital Advertising Across the Enterprise Drive Strong Earnings Per Share Growth

Meredith Expects Fiscal 2017 Earnings Per Share to be Highest in Company History

DES MOINES, IA (January 25, 2017) - Meredith Corporation (NYSE:MDP; meredith.com) — the leading media and marketing company with local television brands in large, fast-growing markets and national brands serving more than 100 million American women — today reported record fiscal 2017 second quarter earnings of $1.58 per share, compared to $0.72 in the prior-year period. Total Company revenues increased 9 percent to $443 million, and total advertising revenues increased 11 percent to $267 million, both representing all-time quarterly highs.

Excluding special items in both periods, fiscal 2017 second quarter earnings per share grew 63 percent to a record $1.30 from $0.80 in the prior-year period. (See Other Financial Information later in this release for a description of fiscal 2017 second quarter special items and Tables 1-6 for supplemental disclosures regarding non-GAAP financial measures.)

“We continued our record-setting performance in the second quarter and first half of fiscal 2017, driven by record political advertising revenues at our television stations and double-digit growth in digital ad revenues in both the national and local businesses,” said Meredith Chairman and CEO Stephen M. Lacy. “We continue to expect to deliver record full fiscal year 2017 revenue and earnings performance, driven by aggressive execution of our strategic growth initiatives.”

Looking at Meredith’s performance in the second quarter of fiscal 2017 compared to the prior year:

•
Local Media Group revenues increased 31 percent to $183 million, operating profit grew 90 percent to $77 million, and EBITDA increased over 70 percent to $86 million, all quarterly record highs. Growth was led by a 27 percent increase in total advertising revenues, including $40 million of political advertising revenues. Retransmission revenues also grew strongly.

•
Total Company digital advertising revenues grew 16 percent to a quarterly record high. Traffic across Meredith’s digital and mobile sites grew to an average of nearly 90 million unique visitors per month, and video views jumped 13 percent.

•
National Media Group operating profit grew and profit margin expanded, driven by strong growth in digital advertising revenues. Digital advertising revenues grew 16 percent and represented nearly 40 percent of total National Media Group advertising. Total advertising revenues were off 2 percent, but even on a comparable basis.

•
Consumer engagement in key target demographics expanded across Meredith’s media platforms. Meredith’s National Media brands grew their reach to more than 100 million unduplicated American women, including nearly 75 percent of U.S. Millennial women. Meredith magazine readership currently stands at an impressive 125 million, and Meredith’s television stations delivered a strong November rating book.

Fiscal 2017 first half earnings per share were a record $2.33, compared to $0.96 in the prior-year period. Excluding special items, fiscal 2017 first half earnings per share grew 55 percent to a record $2.05, up from $1.32 in the prior-year period. Total company revenues increased 7 percent to $843 million, and total advertising revenues grew 7 percent to $493 million, both records.

“Our results in calendar 2016 reflect the strength of our diversified media business,” said Meredith President and COO Tom Harty. “In our Local Media Group, we generated a record $67 million of political ad revenues and increased net retransmission contribution. In our National Media Group, we delivered growth in ad revenues as double-digit gains in digital advertising outpaced slight declines in magazine advertising. Importantly, we renewed our industry leading Better Homes & Gardens licensing program at Walmart stores nationwide.”

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 owned or operated television stations reaching 11 percent of households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 markets and 13 in the Top 50. Meredith’s stations produce 700 hours of local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group organically and through strategic acquisitions.

Fiscal 2017 second quarter Local Media Group operating profit grew 90 percent to $77 million, up from $40 million in the prior-year period. EBITDA grew 71 percent to $86 million. Profit margin was 42 percent and EBITDA margin was 47 percent. Revenues increased 31 percent to $183 million.

Looking more closely at fiscal 2017 second quarter performance:

•	Total advertising revenues increased 27 percent, driven by strong political and digital advertising performance. Highlights included:

▪
Political advertising revenues were $40 million, up 37 percent from the last political cycle in the second quarter of fiscal 2015. Political spending was particularly robust in the Las Vegas, St. Louis, Phoenix and Kansas City markets, primarily due to very competitive “down-ballot” races.

▪
Non-political advertising revenues were $92 million, reflecting political crowd-out, especially in the above-mentioned markets. Excluding those markets, non-political advertising revenues were down low-single digits.

▪	Digital advertising revenues grew 18 percent compared to the prior-year period, as innovative growth strategies continue to drive higher digital sales across Meredith’s station group.

•
Other revenues and operating expenses increased compared to the prior-year period, due primarily to growth in retransmission revenues from cable and satellite television operators, partially offset by higher programming fees paid to affiliated networks.

Meredith delivered strong performance in the November 2016 rating book. Nine Meredith stations ranked number one or two in late news, while seven stations ranked number one or two in morning news.

To further strengthen its competitive position, in fiscal 2017 Meredith has launched additional newscasts in the Atlanta, Phoenix, Portland, Nashville, Greenville and Flint/Saginaw markets. These initiatives increased Meredith’s total local news and entertainment programming hours to 700 per week. Additionally, Meredith continues to implement a local audience development initiative designed to increase Millennial audience engagement with its stations on social and digital platforms.

Fiscal 2017 first half Local Media Group operating profit grew 83 percent to $127 million, up from $70 million in the prior-year period. EBITDA grew 63 percent to $145 million. Profit margin was 38 percent and EBITDA margin was 43 percent. Revenues increased 26 percent to $336 million, including $56 million of political advertising. All represent fiscal first-half records.

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches more than 100 million unduplicated American women, including nearly 75 percent of U.S. Millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as food, home, parenting and lifestyle. It also features robust brand licensing activities and innovative business-to-business marketing solutions provided by Meredith Xcelerated Marketing. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2017 second quarter National Media Group operating profit was $47 million, or $34 million excluding special items. That compares to $34 million in the prior-year period. Revenues were $259 million, compared to $267 million in the prior-year period. (See Other Financial Information later in this release for a description of fiscal 2017 second quarter special items and Tables 1-6 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at National Media Group fiscal 2017 second quarter performance compared to the prior-year period:

•	Total advertising revenues declined slightly to $135 million, but were even on a comparable basis, which excludes MORE magazine.

•	Digital advertising revenue rose 16 percent, and accounted for 38 percent of total National Media Group advertising revenues. Growth was led by the Allrecipes, Parents and Shape brands.

•
Meredith’s share of total magazine advertising revenues increased to 13.8 percent from 12.5 percent, according to the most recent data from Publishers Information Bureau. The Family Circle, Allrecipes and EatingWell brands posted strong performance. The beauty, pets and direct response advertising categories were growth leaders.

•
Circulation revenues increased slightly to $67 million, driven by an increase in newsstand revenues that was led by a strong debut of The Magnolia Journal, Meredith’s quarterly lifestyle magazine based on Joanna and Chip Gaines’ popular Magnolia brand.

•	Expenses declined 9 percent, and were down 3 percent excluding special items, compared to the prior-year period, as Meredith continued to pursue operational efficiencies.

Meredith’s National Media Group continues to extend its reach to American consumers and further diversify its revenue streams in fiscal 2017. For example:

•
Meredith renewed its licensing program with Walmart. This program features more than 3,000 SKUs of Better Homes & Gardens branded products at 5,000 Walmart stores and on Walmart.com. In addition, Meredith launched several new brand licensing programs, including an EatingWell line of frozen foods; SHAPE fitness apparel; and Allrecipes cooking utensils.

•
Meredith grew the reach and impact of its Allrecipes brand, the world’s largest in food media. Traffic increased 13 percent to an average of more than 55 million monthly unique visitors. Meredith introduced a new national broadcast television series based on the Allrecipes brand, and increased the ratebase of Allrecipes magazine to 1.35 million, up from 500,000 when it launched three years ago.

Fiscal 2017 first half National Media Group operating profit was $71 million, or $58 million excluding special items. Fiscal 2017 first half revenues were $507 million compared to $525 million in the prior-year period.

OTHER FINANCIAL INFORMATION

Cash flow from operations grew to $117 million in the first six months of fiscal 2017 from $48 million in the prior-year period. Total debt was $674 million and the weighted average interest rate was 2.8 percent, with $400 million effectively fixed at low rates. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 1.9 to 1 (as defined in Meredith’s credit agreements). All metrics are as of December 31, 2016.

Meredith continues to focus on its successful Total Shareholder Return strategy. Key elements include:

•
An annualized dividend of $1.98 per share that’s yielding approximately 3.5 percent based on yesterday’s closing price. Meredith has paid dividends for 69 consecutive years and increased them for 23 years straight.

•	An ongoing share repurchase program with $74 million remaining under current authorizations.

•	Strategic investments to scale the business and increase shareholder value.

Fiscal 2017 second quarter special items included a reduction in a previously accrued contingent consideration payable and the resolution of certain federal and state tax matters.  These benefits were partially offset by restructuring and other charges.  (See Tables 1-6 for supplemental disclosures regarding non-GAAP financial measures.)

All earnings-per-share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2017 second quarter comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Including special items recorded in fiscal 2017, Meredith expects fiscal 2017 full-year earnings per share to range from $3.78 to $4.08.

Excluding special items recorded in fiscal 2017, Meredith continues to expect fiscal 2017 full-year earnings per share to range from $3.50 to $3.80, as originally communicated on July 28, 2016.

Meredith expects fiscal 2017 third quarter earnings per share to range from $0.75 to $0.80, with total revenues for each of its Local and National Media Groups flat to down slightly.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on January 25, 2017, at 8:30 a.m. EST to discuss fiscal 2017 second quarter results. A live webcast will be accessible to the public on the Company’s website, meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in further understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for third quarter and full-year fiscal 2017.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; meredith.com) has been committed to service journalism for 115 years. Today, Meredith uses multiple distribution platforms — including broadcast television, print, digital, mobile and video — to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's Local Media Group includes 17 owned or operated television stations reaching 11 percent of
U.S. households. Meredith's portfolio is concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 — including Atlanta, Phoenix, St. Louis and Portland — and 13 in Top 50 markets. Meredith's stations produce 700 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith's National Media Group reaches more than 100 million unduplicated women every month, including nearly 75 percent of U.S. Millennial women. Meredith is the leader in creating and distributing content across platforms in key consumer interest areas such as food, home, parenting and lifestyle through well-known brands such as Better Homes & Gardens, Allrecipes, Parents and Shape. Meredith also features robust brand licensing activities, including more than 3,000 SKUs of branded products at 5,000 Walmart stores across the U.S. and at walmart.com. Meredith Xcelerated Marketing is an award-winning, strategic and creative agency that provides fully integrated marketing solutions for many of the world’s top brands, including The Kraft Heinz Co., Bank of America, WebMD, Volkswagen and NBCUniversal.

Meredith’s balanced portfolio consistently generates substantial free-cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.98 per share yields approximately 3.5 percent. Meredith has paid a dividend for 69 straight years and increased it for 23 consecutive years.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Six Months
Periods ended December 31,	2016	2015	2016	2015
(In thousands except per share data)
Revenues
Advertising	$267,129	$241,571	$493,018	$460,241
Circulation	66,805	66,351	135,473	138,526
All other	108,708	98,491	214,030	192,312
Total revenues	442,642	406,413	842,521	791,079
Operating expenses
Production, distribution, and editorial	148,625	151,065	298,853	304,243
Selling, general, and administrative	170,643	176,792	345,636	351,522
Depreciation and amortization	13,549	14,986	27,445	30,066
Merger-related costs	—	3,457	—	16,123
Total operating expenses	332,817	346,300	671,934	701,954
Income from operations	109,825	60,113	170,587	89,125
Interest expense, net	(4,679)	(5,265)	(9,428)	(10,578)
Earnings before income taxes	105,146	54,848	161,159	78,547
Income taxes	(33,341)	(22,329)	(55,381)	(34,999)
Net earnings	$71,805	$32,519	$105,778	$43,548

Basic earnings per share	$1.61	$0.73	$2.38	$0.98
Basic average shares outstanding	44,511	44,640	44,535	44,626

Diluted earnings per share	$1.58	$0.72	$2.33	$0.96
Diluted average shares outstanding	45,378	45,358	45,385	45,373

Dividends paid per share	$0.4950	$0.4575	$0.9900	$0.9150

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Six Months
Periods ended December 31,	2016	2015	2016	2015
(In thousands)
Revenues
National media
Advertising	$135,103	$137,216	$260,455	$264,456
Circulation	66,805	66,351	135,473	138,526
Other revenues	57,437	62,960	110,710	121,744
Total national media	259,345	266,527	506,638	524,726
Local media
Non-political advertising	91,958	103,557	176,142	192,867
Political advertising	40,068	798	56,421	2,918
Other revenues	51,271	35,531	103,320	70,568
Total local media	183,297	139,886	335,883	266,353
Total revenues	$442,642	$406,413	$842,521	$791,079

Operating profit
National media	$46,757	$33,583	$70,868	$56,386
Local media	76,815	40,441	127,437	69,768
Unallocated corporate	(13,747)	(13,911)	(27,718)	(37,029)
Income from operations	$109,825	$60,113	$170,587	$89,125

Depreciation and amortization
National media	$4,330	$4,833	$8,848	$9,398
Local media	8,865	9,616	17,855	19,594
Unallocated corporate	354	537	742	1,074
Total depreciation and amortization	$13,549	$14,986	$27,445	$30,066

EBITDA [1]
National media	$51,087	$38,416	$79,716	$65,784
Local media	85,680	50,057	145,292	89,362
Unallocated corporate	(13,393)	(13,374)	(26,976)	(35,955)
Total EBITDA [1]	$123,374	$75,099	$198,032	$119,191

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	December 31, 2016	June 30, 2016
(In thousands)
Current assets
Cash and cash equivalents	$44,488	$24,970
Accounts receivable, net	284,840	273,927
Inventories	20,009	20,678
Current portion of subscription acquisition costs	147,630	133,338
Current portion of broadcast rights	11,093	4,220
Other current assets	23,422	24,023
Total current assets	531,482	481,156
Property, plant, and equipment	536,744	530,052
Less accumulated depreciation	(352,986)	(339,099)
Net property, plant, and equipment	183,758	190,953
Subscription acquisition costs	97,939	95,960
Broadcast rights	4,610	4,565
Other assets	57,711	57,151
Intangible assets, net	913,157	913,877
Goodwill	895,389	883,129
Total assets	$2,684,046	$2,626,791

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$62,500	$75,000
Current portion of long-term broadcast rights payable	11,956	4,649
Accounts payable	75,694	82,107
Accrued expenses and other liabilities	127,598	116,777
Current portion of unearned subscription revenues	213,648	199,359
Total current liabilities	491,396	477,892
Long-term debt	611,691	618,506
Long-term broadcast rights payable	5,528	5,524
Unearned subscription revenues	131,002	128,534
Deferred income taxes	361,278	336,346
Other noncurrent liabilities	127,266	170,946
Total liabilities	1,728,161	1,737,748
Shareholders’ equity
Common stock	39,335	39,272
Class B stock	5,160	5,284
Additional paid-in capital	55,333	54,282
Retained earnings	879,661	818,706
Accumulated other comprehensive loss	(23,604)	(28,501)
Total shareholders’ equity	955,885	889,043
Total liabilities and shareholders’ equity	$2,684,046	$2,626,791

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Six months ended December 31,	2016	2015
(In thousands)
Net cash provided by operating activities	$117,281	$47,702

Cash flows from investing activities
Acquisitions of and investments in businesses	(11,819)	(186)
Additions to property, plant, and equipment	(10,949)	(7,866)
Proceeds from disposition of assets	—	1,767
Net cash used in investing activities	(22,768)	(6,285)

Cash flows from financing activities
Proceeds from issuance of long-term debt	270,000	90,000
Repayments of long-term debt	(288,125)	(86,250)
Dividends paid	(44,823)	(41,362)
Purchases of Company stock	(26,453)	(6,538)
Proceeds from common stock issued	16,988	6,455
Payment of acquisition related contingent consideration	(4,000)	(288)
Excess tax benefits from share-based payments	2,883	1,706
Other	(1,465)	(114)
Net cash used in financing activities	(74,995)	(36,391)
Net increase in cash and cash equivalents	19,518	5,026
Cash and cash equivalents at beginning of period	24,970	22,833
Cash and cash equivalents at end of period	$44,488	$27,859

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended December 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$34,269	$78,938	$(13,309)	$99,898
Special items
Write-down of contingent consideration payable	19,580	—	—	19,580
Severance and related benefit costs	(6,695)	(445)	(438)	(7,578)
Write-down of impaired assets	—	(1,678)	—	(1,678)
Other	(397)	—	—	(397)
Total special items	12,488	(2,123)	(438)	9,927
Operating profit	$46,757	$76,815	$(13,747)	$109,825

Earnings per share excluding special items (non-GAAP)				$1.30
Per share impact of special items
Per share impact of the resolution of certain federal and state tax matters				0.15
Per share impact of special items of $9,927 ($6,105 after tax)				0.13
Total per share impact of special items				0.28
Diluted earnings per share				$1.58

Six months ended December 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$58,380	$129,560	$(27,280)	$160,660
Special items
Write-down of contingent consideration payable	19,580	—	—	19,580
Severance and related benefit costs	(6,695)	(445)	(438)	(7,578)
Write-down of impaired assets	—	(1,678)	—	(1,678)
Other	(397)	—	—	(397)
Total special items	12,488	(2,123)	(438)	9,927
Operating profit	$70,868	$127,437	$(27,718)	$170,587

Earnings per share excluding special items (non-GAAP)				$2.05
Per share impact of special items
Per share impact of the resolution of certain federal and state tax matters				0.15
Per share impact of special items of $9,927 ($6,105 after tax)				0.13
Total per share impact of special items				0.28
Diluted earnings per share				$2.33

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$34,083	$40,441	$(10,454)	$64,070
Special items
Merger-related costs	—	—	(3,457)	(3,457)
Severance and related benefit costs	(1,014)	—	—	(1,014)
Reversal of previously accrued restructuring costs	514	—	—	514
Total special items	(500)	—	(3,457)	(3,957)
Operating profit	$33,583	$40,441	$(13,911)	$60,113

Earnings per share excluding special items (non-GAAP)				$0.80
Per share impact of special items of $3,957 ($3,764 after tax)				(0.08)
Diluted earnings per share				$0.72

Six months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit excluding special items (non-GAAP)	$60,120	$68,830	$(20,906)	$108,044
Special items
Merger-related costs	—	—	(16,123)	(16,123)
Severance and related benefit costs	(4,248)	(132)	—	(4,380)
Reversal of previously accrued restructuring costs	514	1,070	—	1,584
Total special items	(3,734)	938	(16,123)	(18,919)
Operating profit	$56,386	$69,768	$(37,029)	$89,125

Earnings per share excluding special items (non-GAAP)				$1.32
Per share impact of special items of $18,919 ($16,333 after tax)				(0.36)
Diluted earnings per share				$0.96

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended December 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$259,345	$183,297	$—	$442,642

Operating profit	$46,757	$76,815	$(13,747)	$109,825
Depreciation and amortization	4,330	8,865	354	13,549
EBITDA	51,087	85,680	(13,393)	123,374
Special items
Write-down of contingent consideration payable	(19,580)	—	—	(19,580)
Severance and related benefit costs	6,695	445	438	7,578
Write-down of impaired assets	—	1,678	—	1,678
Other	397	—	—	397
Total special items	(12,488)	2,123	438	(9,927)
Adjusted EBITDA	$38,599	$87,803	$(12,955)	113,447
Less
Depreciation and amortization				(13,549)
Special items				9,927
Net interest expense				(4,679)
Income taxes				(33,341)
Net earnings				$71,805

Segment EBITDA margin	19.7%	46.7%
Segment adjusted EBITDA margin	14.9%	47.9%

Table 3 continued

Six months ended December 31, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$506,638	$335,883	$—	$842,521

Operating profit	$70,868	$127,437	$(27,718)	$170,587
Depreciation and amortization	8,848	17,855	742	27,445
EBITDA	79,716	145,292	(26,976)	198,032
Special items
Write-down of contingent consideration payable	(19,580)	—	—	(19,580)
Severance and related benefit costs	6,695	445	438	7,578
Write-down of impaired assets	—	1,678	—	1,678
Other	397	—	—	397
Total special items	(12,488)	2,123	438	(9,927)
Adjusted EBITDA	$67,228	$147,415	$(26,538)	188,105
Less
Depreciation and amortization				(27,445)
Special items				9,927
Net interest expense				(9,428)
Income taxes				(55,381)
Net earnings				$105,778

Segment EBITDA margin	15.7%	43.3%
Segment adjusted EBITDA margin	13.3%	43.9%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$266,527	$139,886	$—	$406,413

Operating profit	$33,583	$40,441	$(13,911)	$60,113
Depreciation and amortization	4,833	9,616	537	14,986
EBITDA	38,416	50,057	(13,374)	75,099
Special items
Merger-related costs	—	—	3,457	3,457
Severance and related benefit costs	1,014	—	—	1,014
Reversal of previously accrued restructuring costs	(514)	—	—	(514)
Total special items	500	—	3,457	3,957
Adjusted EBITDA	$38,916	$50,057	$(9,917)	79,056
Less
Depreciation and amortization				(14,986)
Special items				(3,957)
Net interest expense				(5,265)
Income taxes				(22,329)
Net earnings				$32,519

Segment EBITDA margin	14.4%	35.8%
Segment adjusted EBITDA margin	14.6%	35.8%

Table 4 continued

Six months ended December 31, 2015	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$524,726	$266,353	$—	$791,079

Operating profit	$56,386	$69,768	$(37,029)	$89,125
Depreciation and amortization	9,398	19,594	1,074	30,066
EBITDA	65,784	89,362	(35,955)	119,191
Special items
Merger-related costs	—	—	16,123	16,123
Severance and related benefit costs	4,248	132	—	4,380
Reversal of previously accrued restructuring costs	(514)	(1,070)	—	(1,584)
Total special items	3,734	(938)	16,123	18,919
Adjusted EBITDA	$69,518	$88,424	$(19,832)	138,110
Less
Depreciation and amortization				(30,066)
Special items				(18,919)
Net interest expense				(10,578)
Income taxes				(34,999)
Net earnings				$43,548

Segment EBITDA margin	12.5%	33.6%
Segment adjusted EBITDA margin	13.2%	33.2%

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows national media operating expenses excluding special items and as reported with the difference being the special items. National media operating expenses excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended December 31,	2016	2015	Change
(In thousands)
National media operating expenses
Operating expenses excluding special items (non-GAAP)	$225,076	$232,444	(3)%
Special items
Write-down of contingent consideration payable	(19,580)	—
Severance and related benefit costs	6,695	1,014
Reversal of previously accrued restructuring costs	(13)	(514)
Other	410	—
Total special items	(12,488)	500
National media operating expenses	$212,588	$232,944	(9)%

Table 6
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows projected diluted earnings per share excluding special items and as projected with the difference being the special items. Projected diluted earnings per share excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Year ended June 30, 2017	Low	High
Projected diluted earnings per share excluding special items (non-GAAP)	$3.50	$3.80
Total per share impact of special items (see Table 1)	0.28	0.28
Projected diluted earnings per share	$3.78	$4.08